SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 26, 2003

Date of Filing: June 27, 2003

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29889	94-3248524
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Blvd., South San Francisco, CA 94080
(Address of principal executive offices and zip code)

(650) 624-1100
Registrant’s telephone number, including area code:

Item 1.  Changes in Control of Registrant

On June 26, 2003, Rigel completed the previously-announced private placement of an aggregate of 7,986,110 shares (post-split) of its common stock and warrants to purchase an aggregate of 1,597,221 shares (post-split) of its common stock, for gross proceeds of approximately $46,000,000.  The share numbers and purchase prices reflected throughout this Form 8-K reflect the previously-announced one-for-nine reverse stock split effected by Rigel on June 24, 2003.  Rigel sold the common stock at $5.76 per share (post-split), and the exercise price of the warrants is $5.76 per share (post-split).  The chart below sets forth information regarding the beneficial ownership interests of the purchasers, based on the number of shares of Rigel’s common stock outstanding as of the closing of the private placement.

Effective as of the closing, Dennis J. Henner and Nicholas J. Simon were appointed to Rigel’s board of directors as nominees of MPM Capital.

As of the closing, Rigel’s board of directors is comprised of the following members: James M. Gower, Donald G. Payan, Jean Deleage, Alan D. Frazier, Dennis J. Henner, Walter H. Moos, Stephen A. Sherwin, Nicholas J. Simon and one vacancy.  James M. Gower will serve as Chairman of the Board.  The committees of the board of directors include the audit committee, the compensation committee and the nominating committee.  The composition of the audit committee is Alan D. Frazier, Stephen A. Sherwin and an independent director to be appointed to fill the vacancy created by the resignation of Thomas S. Volpe.  The compensation committee consists of Jean Deleage, Walter H. Moos and Nicholas J. Simon.  The nominating committee is comprised of Dennis J. Henner, Walter H. Moos and Stephen A. Sherwin.  Jean Deleage and Alan D. Frazier are designated as Class I directors and will stand for re-election at Rigel’s 2004 annual stockholders’ meeting; Dennis J. Henner, Walter H. Moos, Stephen A. Sherwin and one vacancy are designated as Class II directors and will stand for re-election at Rigel’s 2005 annual stockholders’ meeting; and James M. Gower, Donald G. Payan and Nicholas J. Simon are designated as Class III directors and will stand for re-election at Rigel’s 2006 annual stockholders’ meeting.

Because of their ownership of Rigel’s common stock and their rights to designate directors, the purchasers in the private placement will be able to control Rigel if they choose to do so, though the purchasers have not indicated in filings that have been made with the Securities and Exchange Commission that they have plans or arrangements to effect any material changes in Rigel’s operations or corporate structure, or plans or arrangements to vote their shares, or cause their designees to Rigel’s board of directors to vote, together.

(a) Security Ownership of Certain Beneficial Owners.

Title of Class	Name and Address of Beneficial Owner	Shares of Common Stock	Warrants to Purchase Shares of Common Stock	Beneficial Ownership Percentage
Common Stock	Entities affiliated with MPM Capital 111 Huntington Avenue 31st Floor Boston, MA 02199	4,513,889	902,777	38.6%
Common Stock	Entities affiliated with Alta Partners One Embarcadero Center Suite 4050 San Francisco, CA 94111	1,950,185	260,417	16.5%
Common Stock	Entities affiliated with Frazier & Co. 601 Union Street Suite 3300 Seattle, WA 98101	1,785,162	260,416	15.3%
Common Stock	HBM BioVentures (Cayman) Ltd. Unit 10 Eucalyptus Building Crewe Road P.O. Box 30852 SMB Grand Cayman, Cayman Islands	1,038,479	173,611	9.1%

On June 27, 2003, Rigel issued a press release with respect to the closing of the private placement.  A copy of the press release is attached as Exhibit 99.1.

The press release contains “forward-looking” statements, including statements related to Rigel’s business model, drug development programs and clinical trial plans. Any statements contained in the press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “plans,” “intends,” “anticipate” and similar expressions are intended to identify these forward-looking statements. There are a number of important factors that could cause Rigel’s results to differ materially from those indicated by these forward-looking statements, including risks associated with the timing and success of clinical trials as well as the risks detailed from time to time in Rigel’s SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and Annual Report on Form 10-K, as amended, for the year ended December 31, 2002.  Rigel does not undertake any obligation to update forward-looking statements.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Description

99.1	Press release entitled “Rigel Closes $46 Million in Financing ,” dated June 27, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RIGEL PHARMACEUTICALS, INC.

Dated: June 27, 2003
	By:	/s/ James H. Welch
James H. Welch
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release entitled “Rigel Closes $46 Million in Financing,” dated June 27, 2003.